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                                                                    Exhibit 10.2

                           Amendment  and Supplement
                              To Finder Agreement

                                 April 6, 2000

This Amendment and Supplement (this "Supplement") amends and supplements the Finder Agreement dated February 29, 2000 entered into by and between Endorex Corporation (the "Company") and Paramount Capital, Inc. (the "Finder"). Capitalized terms used, but not defined, in this Supplement shall have the meanings given to them in the Finder Agreement unless the context otherwise requires.

A. Paragraph 1 of the Finder Agreement is hereby replaced in its entirety to provide as follows:

     1. Paramount will introduce the Company to "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Act for the purchase of Units. Each "Unit" shall consist of (i) 21,164 shares of common stock of the Company, par value $.001 per share (the "Common Stock") and (ii) a five year warrant (collectively, the "Warrants") to purchase 5,291 shares of Common Stock, such warrants to be exercisable, in whole or in part, at any time prior to the fifth anniversary of the date of issuance at an exercise price equal to $5.91 per share of Common Stock underlying such Warrants (the Common Stock, the Warrants, and the Common Stock issuable upon the exercise of the Warrants are sometimes herein collectively referred to as the "Securities"). The purchase price of each Unit shall be $100,000. The Company will sell a maximum number of Units which would include up to 1,850,000 shares of Common Stock (exclusive of the Warrants and any Paramount Warrants (as defined below)) (the "Maximum Offering"). The sale of any Units is contingent upon the Company making sales of a number of Units which would provide aggregate gross proceeds to the Company of at least $2,000,000 (the "Minimum Offering"). "Trading Day" shall mean a day on which the American Stock Exchange is open for the transaction of business.


B. Paragraph 9 of the Finder Agreement is hereby replaced in its entirety to provide as follows:

     9. Upon consummation of the Offering contemplated hereby, the Company will, in consideration of the services rendered by Paramount in connection with the Offering, issue to Paramount and/or its designees for no additional consideration, warrants (the "Paramount Warrants") to acquire a number of shares of Common Stock equal to the sum of (i) ten percent (10%) of the number of shares of Common Stock included in the Units sold in the Offering and (ii) ten percent (10%) of the number of shares of Common Stock issuable upon exercise of Warrants contained in the Units sold in the Offering, exercisable for a period of seven (7) years commencing six (6) months after the closing of the Offering at an exercise price equal to $5.25 per share. The Paramount Warrants cannot be exercised, transferred, sold, assigned or hypothecated for six (6) months except that they may be assigned in whole or in part during such period to any NASD member participating in the Offering or any officer or employee of Paramount or any such NASD member. The Paramount Warrants will contain a cashless
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exercise feature, anti-dilution protection and the right to have the Common
Stock issuable upon exercise thereof included on the Shelf Registration Statement. In the event that the closing bid price for any 20 consecutive Trading Days is at least 250% of the exercise price of Paramount Warrants, then upon 30 days prior written notice to Paramount, the Company shall have the right to redeem Paramount Warrants at a price equal to the exercise price if such Paramount Warrants have not been exercised prior to the expiration of such 30 day period.

     In witness whereof, the parties have caused this Amendment to be executed as of the date first set forth above.


                                              PARAMOUNT CAPITAL, INC.


                                              By:______________________________
                                              Name:  Lindsay A. Rosenwald, M.D.
                                              Title: Chairman


The foregoing is in conformity
with our understanding:

ENDOREX CORPORATION



By:__________________________________
Name:  Mr. Michael S. Rosen
Title: President and Chief Executive Officer